UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2016

KBR, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33146	20-4536774
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Jefferson Street

Suite 3400

Houston, Texas 77002

(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 753-3011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the completion of the acquisition disclosed in Item 8.01 below, on September 16, 2016, KBR, Inc. (the “Company”) received a $300 million advance (the “Advance”) under its Amended and Restated Revolving Credit Agreement dated as of September 25, 2015 (the “Credit Agreement”). The Advance bears interest at 1.905% per annum for the first month and will reset each month thereafter to the applicable LIBOR rate plus a margin of 1.375% to 1.75% until paid. Interest payments on the Advance are due monthly.

As previously disclosed, the Credit Agreement contains customary covenants, including financial covenants requiring maintenance of a ratio of consolidated debt to consolidated EBITDA of 3.5 to 1 and a minimum consolidated net worth of $1.2 billion plus 50% of consolidated net income and 100% of any increase in shareholders’ equity attributable to the sale of equity securities. The net worth covenant excludes the effects of changes in foreign currency translation adjustments from Shareholders’ Equity (as defined in the Credit Agreement) for periods after January 1, 2015.

The Credit Agreement contains customary events of default, including (subject to certain materiality thresholds and grace periods) payment default, failure to comply with covenants, material inaccuracy of representation or warranty, bankruptcy or insolvency proceedings, change of control, certain material ERISA events and cross event of default and cross-acceleration in respect of other material debt.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 1, 2015 and is incorporated herein by reference.

ITEM 8.01	Other Events.

On September 16, 2016, KBR Holdings, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company (“KBR Holdings”), completed its acquisition of Honeywell Technology Solutions Inc., a Delaware corporation (“HTSI”), in accordance with the terms of the previously announced Purchase and Sale Agreement, dated as of August 12, 2016 (the “Purchase Agreement”), by and among Honeywell International Inc., a Delaware corporation (“Honeywell”), HTSI and KBR Holdings.

The information set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 12, 2016 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Purchase and Sale Agreement, dated as of August 12, 2016, by and among Honeywell International Inc., Honeywell Technology Solutions Inc. and KBR Holdings, LLC (incorporated by reference to Exhibit 2.1 to KBR, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on August 12, 2016).

10.1	Amended and Restated Revolving Credit Agreement, dated as of September 25, 2015, among KBR, Inc., the Banks party thereto, Citibank, N.A., as Administrative Agent, Bank of America, N.A., ING Bank, N.V., Dublin Branch, BNP Paribas, and The Bank of Nova Scotia as Syndication Agents, Citibank, N.A., BNP Paribas, ING Bank, N.V., Dublin Branch, The Bank of Nova Scotia, Bank of America, N.A., and Compass Bank as initial Issuing Banks, and Citigroup Global Markets Inc., BNP Paribas Securities Corp., Merrill Lynch, Pierce, Fenner & Smith Inc., ING Bank, N.V., Dublin Branch, and The Bank of Nova Scotia as Joint Lead Arrangers and Bookrunners (incorporated by reference to Exhibit 10.1 to KBR, Inc.’s Current Report on Form 8-K filed with the Commission on October 1, 2015).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

Date: September 19, 2016	By:	/s/ Beth Ann Dranguet
Beth Ann Dranguet Assistant Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated as of August 12, 2016, by and among Honeywell International Inc., Honeywell Technology Solutions Inc. and KBR Holdings, LLC (incorporated by reference to Exhibit 2.1 to KBR, Inc.’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on August 12, 2016).

10.1	Amended and Restated Revolving Credit Agreement, dated as of September 25, 2015, among KBR, Inc., the Banks party thereto, Citibank, N.A., as Administrative Agent, Bank of America, N.A., ING Bank, N.V., Dublin Branch, BNP Paribas, and The Bank of Nova Scotia as Syndication Agents, Citibank, N.A., BNP Paribas, ING Bank, N.V., Dublin Branch, The Bank of Nova Scotia, Bank of America, N.A., and Compass Bank as initial Issuing Banks, and Citigroup Global Markets Inc., BNP Paribas Securities Corp., Merrill Lynch, Pierce, Fenner & Smith Inc., ING Bank, N.V., Dublin Branch, and The Bank of Nova Scotia as Joint Lead Arrangers and Bookrunners (incorporated by reference to Exhibit 10.1 to KBR, Inc.’s Current Report on Form 8-K filed with the Commission on October 1, 2015).